Exhibit 99.1

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(i)            Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)           Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  November 26, 2007

ARES PARTNERS MANAGEMENT COMPANY, LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

ARES MANAGEMENT LLC

By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

ARES OPERATING MANAGER II, L.P.

By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

ACOF MANAGEMENT II, L.P.

BY: ACOF OPERATING MANAGER II, L.P., its general partner

By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

BY: ACOF OPERATING MANAGER II, L.P., its manager

By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

ARES SANDRIDGE, L.P.

BY: ACOF MANAGEMENT II, L.P., its general partner

BY: ACOF OPERATING MANAGER II, L.P., its general partner
By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

ARES SANDRIDGE 892 INVESTORS, L.P.

BY: ACOF MANAGEMENT II, L.P., its general partner
BY: ACOF OPERATING MANAGER II, L.P., its general partner

By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

ARES SANDRIDGE CO-INVEST, LLC

BY: ARES MANAGEMENT LLC, its manager

By:	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory